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Exhibit 10.5

Zenith National Insurance Corp.
Executive Officer Bonus Plan
(As Amended and Restated February 12, 2003)

1.
Defined Terms

        "Company" shall mean Zenith National Insurance Corp. and any successor thereto.

        "Company Combined Ratio" for any fiscal year shall mean the total combined ratio for the workers' compensation operations of the Zenith National Insurance Group for such fiscal year as determined from the consolidated statutory financial statements of the property and casualty insurance subsidiaries of the Zenith National Insurance Group.

        "Industry Combined Ratio" for any fiscal year shall mean the combined ratio for the workers' compensation insurance industry, as a whole, based on statutory financial statements for such fiscal year.

        "Executive Officer" shall have the meaning given thereto in Regulation S-K promulgated under the Securities Act of 1933, as amended.

2.
Amount of Bonus

        If the Company Combined Ratio is at least three percentage points, but less than five percentage points below the Industry Combined Ratio (as published or announced by any independent organization prior to the last day of the third month of the following year) for any fiscal year, then each Executive Officer shall be paid a bonus for such fiscal year in an amount equal to 100% of such Executive Officer's base salary in effect at the beginning of such fiscal year, which bonus amount shall, on a case by case basis, be subject to reduction or elimination in the sole discretion of the Compensation Committee of the Board of Directors of the Company.

        If the Company Combined Ratio is at least five percentage points below the Industry Combined Ratio (as published or announced by any independent organization prior to the last day of the third month of the following year) for any fiscal year, then each Executive Officer shall be paid a bonus for such fiscal year in an amount equal to 150% of such Executive Officer's base salary in effect at the beginning of such fiscal year, which bonus amount shall, on a case by case basis, be subject to reduction or elimination in the sole discretion of the Compensation Committee of the Board of Directors of the Company.

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Zenith National Insurance Corp. Executive Officer Bonus Plan (As Amended and Restated February 12, 2003)